                                                                    EXHIBIT 99.1

PRESS CONTACT:                                              FINANCIAL CONTACT:
Tim Powers                                                  Stacey Fitzgerald
RSA Security Inc.                                           RSA Security Inc.
(781) 515-6212                                              (781) 515-6021
tpowers@rsasecurity.com                                     ir@rsasecurity.com
-----------------------                                     ------------------

                                                           FOR IMMEDIATE RELEASE

                        RSA SECURITY ANNOUNCES Q2 RESULTS

        Company to Discuss Results in Conference Call at 4:30 p.m. E.D.T

BEDFORD, MASS., JULY 24, 2002 - RSA Security Inc. (NASDAQ: RSAS) today reported financial results for the second quarter ended June 30, 2002.

Revenue for the second quarter of 2002 was $56.5 million, compared to $80.8 million for the second quarter of 2001. The Company reported a net loss on a GAAP basis for the second quarter of 2002 of $25.0 million (a loss of $0.44 per share) compared to net income of $13.3 million ($0.22 earnings per share on a diluted basis) for the same period in 2001.

Net loss on a GAAP basis for the second quarter of 2002 includes: restructuring charges of $22.7 million; a charge of $8.5 million for the decline in the fair value of the Company's investments; a charge of $2.4 million for the loss from sale of investments, a charge of $1.1 million for costs incurred during the transition period prior to the transfer of certain Swedish employees to TFS Technology AB; and charges totaling $3.3 million from amortization and other non-cash charges. The Company reported a net loss from its core operating business of $2.1 million (a loss of $0.04 per share) compared to net income of $10.1 million ($0.17 earnings per share on a diluted basis) for the same period in 2001. The restructuring charges were higher than the previously announced anticipated charges of $8.0 to $10.0 million, due primarily to the Company's decision to take an additional charge for anticipated ongoing facility costs as a result of the significant deterioration in the commercial real estate market in the Boston metropolitan area.

Revenue for the six months ended June 30, 2002 was $112.0 million, compared to $157.1 million for the same period last year. Net loss on a GAAP basis for the first six months of 2002, including the operations of RSA Capital and other non-cash charges, was $38.8 million (a loss of $0.69 per share) compared to net income of $23.1 million ($0.38 per share on a diluted basis) for the same period in 2001. Net loss from the Company's core operating business for the first six months of 2002 was $8.2 million (a loss of $0.14 per share) compared to net income of $19.7 million ($0.33 per share on a diluted basis) in the first six months of 2001.

"Despite continued weakness in the overall economy, we were heartened with the overall order rate for our solutions this past quarter," said Art Coviello, president and chief executive officer at RSA Security. "We believe that the order rate reflects the fact that the value proposition of our solutions is resonating with customers. We are determined to emerge from the current economic environment with a strengthened leadership position."

Additional Second Quarter highlights include:

    - CASH POSITION - The Company's cash position is $71.0 million, up from $69.0 million at the end of the first quarter; and its Days Sales Outstanding (DSO) improved to 55 days, from 66 days in the first quarter.

    -    ORDER RATE - Orders were up approximately 10% over the first quarter.

    - SECURE COMPUTING AWARDS - RSA Security garnered the Best Encryption Product award for RSA BSAFE(R) encryption software and Best Internet Security Solution award for RSA SecurID(R) authentication software in the 2002 Secure Computing Reader Trust and Academy Awards. In addition, RSA Security solutions received commendations in three other categories at the annual awards competition, which recognizes leading solutions that meet and exceed customer needs.

    - RSA KEON(R) WEB SERVER SSL SOLUTION - The Company announced the RSA Keon(R) Web Server SSL solution designed to help organizations establish and conduct trusted e-business transactions with their customers and partners. The RSA Keon Web Server SSL solution is intended to allow customers to control their trust and manage their own SSL digital certificates while cutting costs.

BUSINESS OUTLOOK
RSA Security expects to have revenue in the range of $54.0 to $58.0 million for the third quarter of 2002. Additionally, the Company expects its results from core operations to be in the range of a loss of $0.02 to earnings of $0.02 per share, on a diluted basis for the third quarter of 2002. The Company believes that, based on the complexity of the selling environment and economic impact on IT spending, it is not in a position to provide revised guidance for the remainder of the year.

The percentage of revenue derived by the Company from its indirect channel program remained stable from the first quarter at approximately 61%. The Company continues to derive a significant percentage of its revenue from its indirect channel program. Although WorldCom, Inc. has been a significant reseller for RSA Security in prior years; Worldcom's orders represent less than 5% of the Company's revenue. RSA Security recognized no revenue from WorldCom orders in the second quarter. The Company has no balance sheet exposure with respect to WorldCom's bankruptcy filing.

RSA Security will hold a conference call on July 24, 2002, to discuss its results at approximately 4:30 p.m. E.D.T. The dial-in number for this conference call in the United States is 888-942-8132 and the number for international calls is 630-395-0022; both numbers have a pass code of "RSAS." A replay of this conference call will be available for two days at 402-220-4120. In addition, a live Webcast of this conference call will be available on the "Investor" page of the company's Web site. Webcast participants should register approximately 15 minutes before the event to download and install any necessary software. A replay of this Webcast will be available for two business days.

ABOUT RSA SECURITY INC.

RSA Security Inc., the most trusted name in e-security(R), helps organizations build trusted e-business processes through its RSA SecurID two-factor authentication, RSA ClearTrust(R) Web access management, RSA BSAFE encryption and RSA Keon digital certificate management product families. With approximately one billion RSA BSAFE-enabled applications in use worldwide, more than 12 million RSA SecurID authentication users and almost 20 years of industry experience, RSA Security has the proven leadership and innovative technology to address the changing security needs of e-business and bring trust to the online economy. RSA Security can be reached at www.rsasecurity.com.


                                      # # #

RSA, BSAFE, ClearTrust, Keon, SecurID and The Most Trusted Name in e-Security are either registered trademarks or trademarks of RSA Security Inc. in the United States and/or other countries. All other products and services mentioned are trademarks of their respective companies.

This press release contains forward-looking statements regarding RSA Security's financial condition, growth and success during the year 2002. These statements involve a number of risks and uncertainties. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, including the current weakness in the global economy, changes in our operating expenses, the timing of the introduction or enhancement of our products and our competitors' products, changes in product pricing, including changes in competitors' pricing policies, development of our direct and indirect distribution channels, integration of acquisitions, personnel departures and new hires, delays in product development, competitive pressures, changes in customer and market requirements and standards, market acceptance of new products and technologies, technological changes in the computer industry and the risk factors detailed from time to time in RSA Security's periodic reports and registration statements filed with the Securities and Exchange Commission, including without limitation RSA Security's Annual Report on Form 10-K filed on April 1, 2002 and Quarterly Report on Form 10-Q filed on May 8, 2002.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)


                                                       THREE MONTHS ENDED                        THREE MONTHS ENDED
                                                          JUNE 30, 2002                             JUNE 30, 2001
                                                           (UNAUDITED)                               (UNAUDITED)
                                         -------------------------------------------- --------------------------------------------
                                           PROFORMA                                     PROFORMA
                                         P&L FOR CORE    RSA       OTHER              P&L FOR CORE    RSA       OTHER
                                          OPERATIONS  CAPITAL(i)  NON-CORE    GAAP     OPERATIONS  CAPITAL(i)  NON-CORE     GAAP
                                         ------------ ---------- ---------  ---------  ----------- ----------  --------   --------
     Revenue                               $ 56,530   $     --   $     --   $  56,530    $80,712    $    68    $    --    $ 80,780
     Cost of revenue                         13,339         --         --      13,339     16,005         41         --      16,046
                                           --------   --------   --------   ---------    -------    -------    -------    --------
     Gross profit                            43,191                    --      43,191     64,707         27         --      64,734

     Operating expenses:
     Research and development (ii)           12,802         --      1,145      13,947     14,489        507                 14,996
     Marketing and selling                   25,799         --         --      25,799     30,218        107                 30,325
     General and administrative               7,975         --         --       7,975      7,746      2,035                  9,781
     Restructuring (iii)                         --         --     22,698      22,698         --         --         --          --
     Amortization of intangible
      assets (iii)                               --         --      2,537       2,537         --         --      2,951       2,951
     In process research and
      development (iii)                          --         --        --           --         --         --      1,570       1,570
                                           --------   --------   --------   ---------    -------    -------    -------    --------

     Total operating expenses                46,576         --     26,380      72,956     52,453      2,649      4,521      59,623
                                           --------   --------   --------   ---------    -------    -------    -------    --------

     Operating (loss) income                 (3,385)        --    (26,380)    (29,765)    12,254     (2,622)    (4,521)      5,111
     Interest income (expense) and
      other, net (iv)                        (1,484)        --       (742)     (2,226)     2,119         --                  2,119
     (Loss) income from investing
      activities                                 --    (10,966)        --     (10,966)        --     16,145                 16,145
                                           --------   --------   --------   ---------    -------    -------    -------    --------

     (Loss) income before (benefit)
       provision for income taxes            (4,869)   (10,966)   (27,122)    (42,957)    14,373     13,523     (4,521)     23,375

     (Benefit) provision for income taxes    (2,723)    (4,064)   (11,129)    (17,916)     4,312      5,478        314      10,104
                                           --------   --------   --------   ---------    -------    -------    -------    --------
     Net (loss) income                     $ (2,146)  $ (6,902)  $(15,993)  $ (25,041)   $10,061    $ 8,045    $(4,835)   $ 13,271
                                           ========   ========   ========   =========    =======    =======    =======    ========
     Net (loss) income per share - basic   $  (0.04)  $  (0.12)  $  (0.28)  $   (0.44)   $  0.18    $  0.14    $ (0.09)   $   0.24
                                           ========   ========   ========   =========    =======    =======    =======    ========
     Weighted average number of common
      shares - basic                         56,518     56,518     56,518      56,518     56,391     56,391     56,391      56,391
                                           ========   ========   ========   =========    =======    =======    =======    ========
     Net (loss) income per share -
      diluted                              $  (0.04)  $  (0.12)  $ (0.28)   $   (0.44)   $  0.17    $  0.13    $ (0.08)   $   0.22
                                           ========   ========   =======    =========    =======    =======    =======    ========
     Weighted average number of common
      shares - diluted                       56,518     56,518    56,518       56,518     59,903     59,903     59,903      59,903
                                           ========   ========   =======    =========    =======    =======    =======    ========

      Net (loss) income includes the following non-core activities:

 (i) The RSA Capital segment consists of the Company's investment activities for the three months ended June 30, 2002 and 2001, and costs associated with the New Emerging Security Technologies group for the three months ended June 30, 2001.

(ii) $1,145 of research and development expenses for the three months ended June 30, 2002 relate to costs incurred during the transition period prior to the transfer of certain Swedish employees to TFS Technology AB.

(iii) Non-core activities.

(iv) $742 of interest income (expense) and other, net for the three months ended June 30, 2002 relates to the non cash accretion of warrants and amortization of deferred financing costs in connection with the convertible debentures.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)


                                                         SIX MONTHS ENDED                          SIX MONTHS ENDED
                                                           JUNE 30, 2002                             JUNE 30, 2001
                                                            (UNAUDITED)                               (UNAUDITED)
                                         ---------------------------------------------- -------------------------------------------
                                           PROFORMA                                        PROFORMA
                                         P&L FOR CORE   RSA         OTHER               P&L FOR CORE    RSA       OTHER
                                          OPERATIONS  CAPITAL(i)   NON-CORE      GAAP    OPERATIONS  CAPITAL(i)  NON-CORE    GAAP
                                         ------------ ----------  ----------  ---------  ----------- ---------- ---------  --------
     Revenue                               $112,035    $     --    $     --    $112,035    $157,052   $    68   $     --   $157,120
     Cost of revenue (ii)                    26,792          --          --      26,792      31,011        41      5,327     36,379
                                           --------    --------    --------    --------    --------   -------   --------   --------
     Gross profit                            85,243                     --       85,243     126,041        27     (5,327)   120,741

     Operating expenses:
     Research and development (iii)          27,611         499       1,145      29,255      27,664       507        287     28,458
     Marketing and selling (iv)              53,549          --          --      53,549      60,655       107        278     61,040
     General and administrative (v)          14,546         263          --      14,809      15,706     3,793         80     19,579
     Restructurings (vi)                         --          --      27,081      27,081          --        --         --         --
     Amortization of intangible
      assets (vi)                                --          --       4,849       4,849          --        --      4,285      4,285
     In process research and
       development (vi)                          --          --          --          --          --        --      4,141      4,141
                                           --------    --------    --------    --------    --------   -------   --------  ---------

     Total operating expenses                95,706         762      33,075     129,543     104,025     4,407      9,071    117,503
                                           --------    --------    --------    --------    --------   -------   --------  ---------

     Operating (loss) income                (10,463)       (762)    (33,075)    (44,300)     22,016    (4,380)   (14,398)     3,238
     Interest income (expense) and
       other, net (vii)                      (2,791)         --      (1,489)     (4,280)      6,119       479                 6,598
     (Loss) income from investing
       activities                                --     (13,434)         --     (13,434)         --    29,928                29,928
                                           --------    --------    --------    --------    --------   -------   --------   --------

     (Loss) income before (benefit)
       provision for income taxes           (13,254)    (14,196)    (34,564)    (62,014)     28,135    26,027    (14,398)    39,764

     (Benefit) provision for income
       taxes                                 (5,071)     (4,968)    (13,213)    (23,252)      8,441    10,532     (2,273)    16,701
                                           --------    --------    --------    --------    --------   -------   --------   --------
     Net (loss) income                     $ (8,183)   $ (9,228)   $(21,351)   $(38,762)   $ 19,694   $15,495   $(12,125)  $ 23,063
                                           ========    ========    ========    ========    ========   =======   ========   ========
     Net (loss) income per share - basic   $  (0.14)   $  (0.16)   $  (0.38)   $  (0.69)   $   0.35   $  0.27   $  (0.21)  $   0.41
                                           ========    ========    ========    ========    ========   =======   ========   ========
     Weighted average number of common
      shares - basic                         56,480      56,480      56,480      56,480      56,434    56,434     56,434     56,434
                                           ========    ========    ========    ========    ========   =======   ========   ========
     Net (loss) income per share -
      diluted                              $  (0.14)   $  (0.16)   $  (0.38)   $  (0.69)   $   0.33   $  0.26   $  (0.20)  $   0.38
                                           ========    ========    ========    ========    ========   =======   ========   ========
     Weighted average number of common
      shares - diluted                       56,480      56,480      56,480      56,480      60,308    60,308     60,308     60,308
                                           ========    ========    ========    ========    ========   =======   ========   ========

      Net (loss) income includes the following non-core activities:

 (i) The RSA Capital segment consists of the Company's investment activities for the six months ended June 30, 2002 and 2001, and costs associated with the New Emerging Security Technologies group for the six months ended June 30, 2001.

(ii) $5,327 of cost of revenue for the six months ended June 30, 2001 includes $5,221 for the write off of prepaid license fees and $106 relating to the assumption of stock options in connection with the Company's February 2001 acquisition of Xcert International, Inc.

(iii) $1,145 of research and development expenses for the six months ended
      June 30, 2002 relate to costs incurred during the transition period prior to the transfer of certain Swedish employees to TFS Technology AB. $287 of research and development expenses for the six months ended June 30, 2001 relate to the assumption of stock options in connection with the Company's February 2001 acquisition of Xcert International, Inc.

(iv) $278 of marketing and selling expenses for the six months ended June 30, 2001 relate to the assumption of stock options in connection with the Company's February 2001 acquisition of Xcert International, Inc.

(v)   $80 of general and administrative expenses for the six months ended
      June 30, 2001 relate to the assumption of stock options in connection with the Company's February 2001 acquisition of Xcert International, Inc.

(vi)  Non-core activities.

(vii) $1,489 of interest income (expense) and other, net for the six months ended June 30, 2002 relates to the non cash accretion of warrants and amortization of deferred financing costs in connection with the convertible debentures.

CONDENSED CONSOLIDATED BALANCE SHEETS
        (in thousands)


                                                                             JUNE 30,        DECEMBER 31,
                                                                               2002              2001
                                                                           (UNAUDITED)
                                                                           -----------       -----------
                                             ASSETS

        Current assets
             Cash and cash equivalents                                       $ 71,365         $ 61,946
             Marketable securities                                                 --            1,174
             Accounts receivable (less allowance for
                doubtful accounts of $2,393 in 2002 and
                $2,659 in 2001)                                                33,945           56,396
             Inventory                                                          6,840            8,954
             Prepaid expenses and other assets                                 10,506           12,859
             Prepaid income taxes                                              12,230               --
             Deferred taxes                                                     5,165            4,886
                                                                            ---------        ---------
                   Total current assets                                       140,051          146,215
                                                                            ---------        ---------

        Property and equipment, net                                            83,683           94,840

        Other assets
             Goodwill, net                                                    194,018          185,674
             Intangible assets, net                                            24,222           37,346
             Investments                                                       19,001           33,522
             Deferred taxes                                                     9,676            4,400
             Other                                                              6,213            7,117
                                                                            ---------        ---------
                   Total other assets                                         253,130          268,059
                                                                            ---------        ---------
                                                                            $ 476,864        $ 509,114
                                                                            =========        =========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

        Current liabilities
             Accounts payable                                                 $ 7,297          $ 6,887
             Accrued payroll and related benefits                               8,340           11,206
             Accrued expenses and other liabilities                            12,550           14,527
             Accrued restructurings                                            24,323           11,085
             Income taxes payable                                                  --            5,389
             Deferred revenue                                                  31,478           30,505
                                                                            ---------        ---------
                   Total current liabilities                                   83,988           79,599
                                                                            ---------        ---------

             Convertible debentures                                            76,786           76,102

        Stockholders' equity                                                  316,090          353,413
                                                                            ---------        ---------
                                                                            $ 476,864        $ 509,114
                                                                            =========        =========

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
     (in thousands)


                                                                                                SIX MONTHS ENDED
                                                                                                    JUNE 30,
                                                                                           -------------------------
                                                                                              2002          2001
                                                                                           (UNAUDITED)   (UNAUDITED)
                                                                                           -----------   -----------
     Cash flows from operating activities
       Net (loss) income                                                                    ($38,762)      $23,063
       Adjustments to reconcile net (loss) income to net cash provided by operating activities:
          Depreciation                                                                         8,651         6,652
          Amortization of intangible assets                                                    4,849         4,285
          In process research and development                                                     --         4,141
          Non cash restructuring                                                               5,081
          Stock option compensation                                                               --           636
          Amortization of convertible debentures deferred financing costs                        804            --
          Non cash warrant accretion                                                             685            --
          Deferred taxes                                                                      (1,895)           --
          Loss (income) from investing activities                                              1,766       (29,928)
          Investment valuation impairment                                                     11,668            --
          Increase (decrease) in cash from changes in, net of the effect of acquisitions:
               Accounts receivable                                                            23,298        (6,072)
               Inventory                                                                       2,453        (4,429)
               Prepaid expenses and other assets                                               2,659         4,433
               Accounts payable                                                                  293         3,417
               Accrued payroll and related benefits                                           (3,128)       (6,957)
               Accrued expenses and other liabilities                                         (1,803)          262
               Accrued restructurings                                                         14,637            --
               Prepaid and income taxes payable                                              (17,683)        7,200
               Deferred revenue                                                                  474         2,791
                                                                                            --------      --------
                          Net cash provided by operating activities                           14,047         9,494
                                                                                            --------      --------
     Cash flows from investing activities
       Purchases of marketable securities                                                         --       (35,434)
       Proceeds from sale and maturities of marketable securities                              1,150        34,761
       Purchases of property and equipment                                                    (3,995)      (12,749)
       Proceeds from Crosby Finance, LLC                                                          --        35,640
       Investments                                                                               409       (22,355)
       Acquisition and related costs, net of cash acquired                                    (3,148)      (85,602)
       Other                                                                                      89          (450)
                                                                                            --------      --------
                          Net cash used for investing activities                              (5,495)      (86,189)
                                                                                            --------      --------
     Cash flows from financing activities
       Proceeds from exercise of stock options and purchase plans                              2,725        29,140
       Share repurchase program                                                                   --       (89,973)
       Sale of put options                                                                        --         2,994
       Other                                                                                     (17)           --
                                                                                            --------      --------
                          Net cash provided by (used for) financing activities                 2,708       (57,839)
                                                                                            --------      --------
     Effects of exchange rate changes on cash and cash equivalents                            (1,841)         (235)
                                                                                            --------      --------
       Net increase (decrease) in cash and cash equivalents                                    9,419      (134,769)
     Cash and cash equivalents, beginning of period                                           61,946       301,897
                                                                                            --------      --------
     Cash and cash equivalents, end of period                                                $71,365      $167,128
                                                                                            ========      ========